POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS that I, Wendy Hanrahan, of Calgary, Alberta do hereby constitute and appoint Rhondda E.S. Grant, and failing her, any of Donald J. DeGrandis, Maryse C. St. Laurent, Linda C. French, Tamara E.K. Shawa or Bruce D. Nysetvold, each of Calgary, my true and lawful attorney for me, and in my place and stead and for my sole use and benefit to prepare, execute, deliver or file in my name, and as my act and deed (i) all insider reports required to be filed by me relating to my holdings of securities, as applicable, of TransCanada Corporation, TransCanada PipeLines Limited, NOVA Gas Transmission Ltd., TC PipeLines, LP, or TransCanada Power, L.P., with the Ontario Securities Commission, la Commission des valeurs mobilières du Québec, the Alberta Securities Commission, the Manitoba Securities Commission, the British Columbia Securities Commission and all other securities regulatory bodies in Canada, if any, where insider reports are or shall be required to be filed by me, and (ii) all insider reports required to be filed by me with any regulatory authority of a jurisdiction in which securities of TransCanada Corporation, TransCanada PipeLines Limited, Nova Gas Transmission Ltd., TC PipeLines, LP or TransCanada Power, L.P. are publicly traded on an organized market.

                                I, Wendy Hanrahan, hereby agree and covenant for myself, my heirs, executors and administrators, to ratify and confirm whatsoever my attorney shall lawfully do or cause to be done in the premises by virtue of these presents.

                                I further undertake and agree to provide prompt notice to my attorneys within the prescribed time limits of applicable securities laws of any changes in my holdings of the aforementioned securities.

                                This Power of Attorney shall be and remain in full force and effect until due notice in writing of its revocation shall have been given to the Ontario Securities Commission, la Commission des valeurs mobilières due Quebec, the Alberta Securities Commission, the Manitoba Securities Commission, the British Columbia Securities

Commission and all other securities regulatory bodies, if any, where the aforementioned insider reports are required to be filed by me.

IN WITNESS WHEREOF, I have set my hand and seal, this 30th day of September, 2003.

/s/ Wendy Hanrahan
Wendy Hanrahan

SIGNED, SEALED AND DELIVERED
in the presence of:

/s/ Kareen Borgeson
(witness)